Exhibit 10

Execution Version

FOURTH AMENDMENT

to

JOINT VENTURE AGREEMENT

This FOURTH AMENDMENT to JOINT VENTURE AGREEMENT (this “Amendment”) is entered into as of November 4, 2005, by and among Solutia Inc. (“Solutia”) and FMC Corporation (“FMC”).

Recitals:

A.	FMC and Solutia are parties to that certain Joint Venture Agreement, dated as of April 29, 1999, as amended by the First Amendment to Joint Venture Agreement dated as of December 30, 1999, the Second Amendment to Joint Venture Agreement dated as of February 10, 2000, and the Third Amendment to Joint Venture Agreement dated as of March 31, 2000 (the Joint Venture Agreement as amended as of the date hereof, the “Joint Venture Agreement”).

B.	Pursuant to the Joint Venture Agreement, Solutia and FMC formed the Joint Venture (as defined in the Joint Venture Agreement), known as Astaris LLC, a Delaware limited liability company (“Astaris”), and, as of the Effective Date (as defined in the Joint Venture Agreement), contributed certain assets to Astaris and caused Astaris to assume certain liabilities.

C.	On October 5, 2001, Solutia, FMC, Astaris, Astaris Idaho LLC and Astaris Production LLC entered into that certain Agreement, dated as of October 5, 2001 (as amended as of the date hereof, the “Pocatello Shutdown Agreement”).

D.	Solutia, FMC and Astaris entered into the Asset Purchase Agreement, dated as of September 1, 2005 (as amended, modified or supplemented as of the date hereof, the “Asset Purchase Agreement”), by and among Israel Chemicals Limited, an Israeli corporation, ICL Performance Products Holding Inc., a Delaware corporation and a wholly owned subsidiary of Israel Chemicals Limited (the “Buyer”), FMC, Solutia and Astaris, pursuant to which Astaris agreed to sell to the Buyer, and the Buyer agreed to purchase from Astaris, substantially all of Astaris’ operating assets and the Buyer agreed to assume certain liabilities relating to Astaris’ business, in each case on the terms and subject to the conditions set forth therein.

E.	In connection with the execution and delivery of the Asset Purchase Agreement, Solutia and FMC entered into the Owners Agreement, dated as of September 1, 2005 (as amended, modified or supplemented as of the date hereof, the “Owners Agreement”), pursuant to which FMC and Solutia agreed, among other things, (a) to cause Astaris to transfer and assign to FMC and Solutia certain of its assets not sold to the Buyer pursuant to the Asset Purchase Agreement and to assume certain liabilities to be retained by Astaris following the consummation of the transactions contemplated by the Asset Purchase Agreement and (b) to amend the Joint Venture Agreement, in each case on the terms and subject to the conditions set forth therein.

F.	Solutia and FMC desire to amend certain provisions of the Joint Venture Agreement based upon certain transactions contemplated by the Asset Purchase Agreement and the Owners Agreement.

Amendment:

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, FMC and Solutia, intending to be legally bound, hereby amend the Joint Venture Agreement as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings given them in the Joint Venture Agreement.

2. Amendments to Joint Venture Agreement.

2.1. Joint Venture Agreement Section 1. The following definitions are hereby added to Section 1 of the Joint Venture Agreement:

“Agrium Settlement Agreement” means the Settlement Agreement and Mutual Release, dated as of February 25, 2004, by and between Nu-West Industries, Inc. and Astaris Production LLC.

“Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of September 1, 2005, by and among Israel Chemicals Limited, an Israeli corporation, ICL Performance Products Holding Inc., a Delaware corporation and a wholly owned subsidiary of Israel Chemicals Limited, FMC, Solutia and Astaris.

“Astaris” means Astaris LLC, a Delaware limited liability company, or the Joint Venture.

“Owners Agreement” means the Owners Agreement, dated as of September 1, 2005, by and between FMC and Solutia.

“Pocatello Shutdown Agreement” means the Agreement, dated as of October 5, 2001, by and among Solutia, FMC, Astaris, Astaris Idaho LLC and Astaris Production LLC.

“Purchase Closing” means the Closing as defined in the Asset Purchase Agreement.

2.2. Joint Venture Agreement Section 3. Section 3 of the Joint Venture Agreement is hereby amended to add a new Section 3.4 to the end thereof as follows:

3.4. Notwithstanding anything to the contrary in this Section 3, the Parties agree that the covenants contained in this Section 3 shall not bind or affect the actions of the Parties or the Joint Venture from and after the Purchase Closing.

2.3. Joint Venture Agreement Section 6.8. Section 6.8 of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following:

6.8. The Joint Venture shall periodically declare distributions consistent with the terms of the Owners Agreement.

2.4. Joint Venture Agreement Section 6. Section 6 of the Joint Venture Agreement is hereby amended to add a new Section 6.10 to the end thereof as follows:

6.10. The Parties agree to cause Astaris and Astaris Production LLC to make the asset transfers to FMC, Solutia and Astaris, respectively, and take the other actions contemplated to be taken by Astaris and Astaris Production LLC in the Owners Agreement, including, without limitation, Section 2.1 thereof.

2.5. Joint Venture Agreement Section 8. Section 8 of the Joint Venture Agreement is hereby amended to add a new Section 8.8 to the end thereof as follows:

8.8. Notwithstanding anything to the contrary in this Section 8, the Parties agree that the covenants contained in Sections 8.1, 8.2, 8.3, 8.4.1, 8.4.4, 8.4.5, 8.4.6, 8.4.7, 8.4.8, 8.4.8, 8.4.10, 8.5 and 8.7 and the last sentence of Section 8.4.3 shall not bind or affect the Parties or the Joint Venture from and after the Purchase Closing.

2.6. Joint Venture Agreement Section 9. Section 9 of the Joint Venture Agreement is hereby amended to add a new Section 9.3 to the end thereof as follows:

9.3. Notwithstanding anything to the contrary in this Section 9, the Parties agree that the covenants contained in this Section 9 shall not bind or affect the Parties or the Joint Venture from and after the Purchase Closing.

2.7. Joint Venture Agreement Section 10. Section 10 of the Joint Venture Agreement is hereby amended to add a new Section 10.7 to the end thereof as follows:

10.7. Notwithstanding anything to the contrary in this Section 10, the Parties agree that the provisions of Section 10 shall be of no further force or effect from and after the Purchase Closing, and the matters addressed by this Section 10 shall thereafter be governed solely by the limited liability company agreement of Astaris.

2.8. Joint Venture Agreement Section 11. Section 11 of the Joint Venture Agreement is hereby amended to add a new Section 11.3 to the end thereof as follows:

11.3. Notwithstanding anything to the contrary in this Section 11, the Parties agree that the provisions of Section 11 shall be of no further force or effect from or after the Purchase Closing, and the matters addressed by this Section 11 shall thereafter be governed solely by the limited liability company agreement of Astaris.

2.9. Joint Venture Agreement Section 13.1. Section 13.1 of the Joint Venture Agreement is hereby amended to add a new sentence to the end thereof as follows:

Notwithstanding anything to the contrary in this Section 13.1, the Parties agree that the covenants contained in this Section 13.1 shall not bind or affect the Parties or the Joint Venture from and after the Purchase Closing.

2.10. Joint Venture Agreement Section 13.6. Section 13.6 of the Joint Venture Agreement is hereby amended to add a new paragraph to the end thereof as follows:

Notwithstanding anything to the contrary in this Section 13.6, the parties hereto intend that the payment and discharge in full of the amount or amounts set forth under the line item, “2. OPEBs”, on Schedule 2.3 to the Owners Agreement, shall satisfy in full any liability or obligation of the Joint Venture under this Section 13.6 and no future liability or obligation of the Joint Venture to either Solutia or FMC with respect to other post employment benefits shall be incurred under this Section 13.6.

2.11. Joint Venture Agreement Section 14. Section 14 of the Joint Venture Agreement is hereby amended to add a new Section 14.7 to the end thereof as follows:

14.7. Notwithstanding anything to the contrary in this Section 14, the Parties agree that Article V of the Owners Agreement shall govern any disputes between FMC and Solutia regarding the allocation of responsibility for indemnification of a Buyer Indemnified Person (as defined in the Asset Purchase Agreement) under Article IX of the Asset Purchase Agreement.

2.12. Joint Venture Agreement Section 15. Section 15 of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following:

15. Environmental Provisions.

15.1. Exclusive Remedy. The indemnification and remedies provisions provided for in this Article 15 shall be the exclusive remedy for the matters contained in this Article 15 (except as otherwise set forth in the Owners Agreement, Agrium Settlement Agreement or Pocatello Shutdown Agreement), including but not limited to any private right of action that either party or the Joint Venture might have otherwise had under CERCLA, RCRA or any other law, rule or regulation that relates to the environmental condition of the Facilities. The provisions of Article 14.4 and Article 14.5 shall be applicable to claims made under this Article 15.

15.2. FMC Group’s and Solutia Group’s Responsibilities.

(a) The FMC Group agrees to, shall, and hereby does, indemnify and hold harmless the Joint Venture and the Solutia Group: (i) for Environmental Costs and Third Party Costs incurred as the result of the presence of Non-Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been released or deposited above, in, on, or under the FMC Facilities or which have migrated therefrom; (ii) for Environmental Costs incurred for soil, air and groundwater remediation as a result of the presence of Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been deposited above, in, on, or under, or which have migrated therefrom, or any land related thereto leased by the FMC Group, including, without limitation, all sewers, piping and other improvements located below grade thereon, or which have migrated therefrom; (iii) for Third Party Costs incurred as a result of the presence in the soil, air or groundwater of Facilities Substances which were released or originated from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been deposited above, in, on, under, or which have migrated therefrom, the FMC Facilities or any land related thereto leased by the FMC Group or which have migrated therefrom; (iv) for all damages, liabilities, costs and expenses (including, without limitation, Third Party Costs and Environmental Costs) relating to damages or injury to Natural Resources (as such term is defined in CERCLA) and any person or entity claiming such damages to itself, or on behalf of a third party, as a result of any such damage or injury to Natural Resources from events occurring at the Pocatello, Idaho facility and all lands relating thereto; and (v) only to the extent not included in subclauses (i), (ii), (iii) and (iv) of this Article, for any other Environmental Costs and Third Party Costs incurred as a result of the presence of Facilities Substances which originated or were released from the FMC Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have migrated therefrom.

(b) (i) The FMC Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture and the Solutia Group for Environmental Costs and Third Party Costs which arise from the presence of Non-Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills, etc.) or at any off-site waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom, and (ii) the FMC Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture for Environmental Costs and Third Party Costs which arise from the presence of Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills) or at any off-site location waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom.

(c) {Reserved}.

(d) The Solutia Group agrees to, shall, and hereby does, indemnify and hold harmless the Joint Venture and the FMC Group: (i) for Environmental Costs and Third Party Costs incurred as the result of the presence of Non-Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been released or deposited above, in, on or under the Solutia Facilities or which have migrated therefrom; (ii) for Environmental Costs incurred for soil, air and groundwater remediation as a result of the presence of Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been deposited above, in, on, or under, or which have migrated therefrom, or any land related thereto leased by the Solutia Group, including, without limitation, all sewers, piping and other improvements located below grade thereon, or which have migrated therefrom; (iii) for Third Party Costs incurred as a result of the presence in the soil, air or groundwater of Facilities Substances which were released or originated from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have been deposited above, in, on, under, or which have migrated therefrom, the Solutia Facilities or any land related thereto leased by the Solutia Group or which have migrated therefrom; and (iv) only to the extent not included in subclauses (i), (ii), and (iii) of this Article, for any other Environmental Costs and Third Party Costs incurred as a result of the presence of Facilities Substances which originated or were released from the Solutia Facilities, including, without limitation, all sewers, piping and other improvements located below grade, or which have migrated therefrom.

(e) (i) The Solutia Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture and the FMC Group for Environmental Costs and Third Party Costs which arise from the presence of Non-Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills, etc.) or at any off-site waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom and (ii) the Solutia Group agrees to, shall, and does hereby, indemnify and hold harmless the Joint Venture for Environmental Costs and Third Party Costs which arise from the presence of Facilities Substances at any on-site waste disposal facility (e.g. ponds, slag piles or landfills) or at any off-site location waste disposal facility which have been released, deposited or disposed of at any time above, in, on or under or have come to reside or form part thereof, or have migrated therefrom.

(f) With respect to phosphorus purchased by the Joint Venture from P4 Production LLC’s Soda Springs, Idaho facility (during the lesser of the 10 year term of such agreement or the one year term of the Agreement or any such reduced term as may be agreed to by the Joint Venture in accordance with Article 6.2 hereof), costs of phosphorus shall not include material and identifiable capital expenditures and expenses (other than operating and maintenance expenses) for complying with Requirements of Environmental Laws arising from environmental conditions existing prior to the Effective Date. Any such amounts which are passed through to the Joint Venture as a part of the purchase price of such phosphorus, shall be borne solely by the Solutia Group. The Solutia Group shall reimburse the Joint Venture, monthly, within 30 days following the end of each calendar month, for all such costs that are passed through to the Joint Venture. Any such costs or expenditures arising from environmental conditions at the Soda Springs, Idaho facility after the Effective Date shall be for the account of the Joint Venture.

15.3. {Reserved}.

15.4. Indemnity for Compliance with Environmental Laws.

(a) Subject to, and without limiting the obligations of, the FMC Group under this Article 15 and without imposing any time limitations on any other obligations of the FMC Group under this Article 15, the FMC Group agrees to, shall and hereby does indemnify and hold harmless the Joint Venture and the Solutia Group from and against any Losses (including any fines, penalties or assessments) as well as all capital expenditures, costs and expenses, arising from or relating to the failure of any of the FMC Facilities from being in compliance with the Requirements of Environmental Laws, including, without limitation any claims made by the Joint Venture.

(b) Subject to, and without limiting the obligations of, the Solutia Group under this Article 15 and without imposing any time limitations on any other obligations of the Solutia Group under this Article 15, the Solutia Group agrees to, shall and hereby does indemnify and hold harmless the Joint Venture and the FMC Group from and against any Losses (including any fines, penalties or assessments) as well as all capital expenditures, costs and expenses, arising from or relating to the failure of any of the Solutia Facilities from being in compliance with the Requirements of Environmental Laws, including, without limitation any claims made by the Joint Venture.

15.5. {Reserved}.

15.6. Confidentiality. Each party shall hold, and shall cause its officers, directors, employees, agents and representatives (and shall cause the Joint Venture and shall cause its officers, directors, employees, agents and representatives) to hold, in strict confidence information provided to a party or received by a party under this Article 15 in accordance with Article 23.4 hereof.

15.7. Participation Permitted. Any party which could incur liability pursuant to this Article 15 shall have the full right, at its own expense, to participate, through counsel or otherwise, in all meetings and proceedings with adverse parties or governmental authorities pertaining to the matter involved. This right of participation shall not apply to confidential meetings in cases where the parties are litigating claims against each other in a judicial or administrative proceeding.

15.8. {Reserved}.

15.9. Permit Transfers.

(a) In the event any registrations, licenses, permits or other rights granted by governmental agencies to the FMC Group must be transferred, amended or issued in order that the Joint Venture may lawfully conduct its business and sell Phosphorus Chemicals on or after the Effective Date, and such transfer, amendment or issuance has not been accomplished as of the date hereof, the FMC Group shall permit the Joint Venture to use the FMC Group’s registration, license or permit solely to conduct its business and sell Phosphorus Chemicals, at the Joint Venture’s expense, if, to do so, such would be permitted by and not violate the terms of the registration, license or permit and any law, regulation, ordinance or rule, until such permit, registration or license is transferred or issued to the Joint Venture or until 3 years (or such longer period of time as the parties may mutually agree in writing) on or after the Effective Date, whichever is earlier, provided the Joint Venture diligently pursues transfer, amendment or issuance thereof.

(b) In the event any registrations, licenses, permits or other rights granted by governmental agencies to the Solutia Group must be transferred, amended or issued in order that the Joint Venture may lawfully conduct its business and sell Phosphorus Chemicals on or after the Effective Date, and such transfer, amendment or issuance has not been accomplished as of the date hereof, the Solutia Group shall permit the Joint Venture to use the Solutia Group’s registration, license or permit solely to conduct its business and sell Phosphorus Chemicals, at the Joint Venture’s expense, if, to do so, such would be permitted by and not violate the terms of the registration, license or permit and any law, regulation, ordinance or rule, until such permit, registration or license is transferred or issued to the Joint Venture or until 3 years (or such longer period of time as the parties may mutually agree in writing) on or after the Effective Date, whichever is earlier, provided the Joint Venture diligently pursues transfer, amendment or issuance thereof.

(c) Notwithstanding anything to the contrary in this Section 15.9, the Parties agree that the covenants contained in this Section 15.9 shall not bind or affect the Parties or the Joint Venture from and after the Purchase Closing.

15.10. {Reserved}.

15.11. {Reserved}.

15.12. Special Provision Regarding Definitions. For purposes of the indemnities in this Article 15, each reference to a Group or the Joint Venture shall also include each director, officer, employee and agent of the relevant entity.

2.13. Joint Venture Agreement Section 24. Section 24 of the Joint Venture Agreement is hereby amended to add a new paragraph to the end thereof as follows:

Notwithstanding anything to the contrary in this Section 24, the Parties agree that the covenants contained in this Section 24 shall not bind or affect the Parties or the Joint Venture from and after the Purchase Closing.

2.14. Joint Venture Agreement Section 25.1. Section 25.1 of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following:

25.1 At the request of either FMC or Solutia in a written notice to the other party’s appointees to the Board, FMC and Solutia agree to negotiate in good faith to resolve expeditiously any controversies, claims or disputes between the Parties that may arise from time to time under this Agreement or otherwise relating to the Joint Venture. If, after a period of sixty (60) days from the date of any such notice, the Parties’ respective appointees to the Board cannot resolve the matter under consideration, then FMC and Solutia agree that thereafter either party shall be free to exercise whatever rights or remedies it may then have at law or equity, but in connection with any judicial proceedings, if any, with respect to such matter, both Parties agree to waive their rights, if any, to a jury trial, and further agree that they will not assert in any such legal proceedings as a defense any statute of limitations or a claim of laches (unless the period of time between the occurrence of the event giving rise to the controversies, claims or disputes between the Parties and the initiation of any such legal proceedings, less the time period consumed in the Parties’ compliance with the foregoing provisions of this Article, exceeds by ninety (90) days or more the time period of the relevant statute of limitations or would fulfill the time period required to assert a claim of laches).

2.15. Joint Venture Agreement Section 27.7. Section 27.7 of the Joint Venture Agreement is hereby amended to add a new sentence to the end thereof as follows:

The parties hereto intend that the payment and discharge in full of the amount or amounts set forth under the line item, “7. Astaris Production LLC: Utah, Dry Valley, Kemmerer and Conda (to the extent not already transferred to a third party) (includes all future obligations and the value of the land)”, on Schedule 2.3 to the Owners Agreement, shall satisfy in full any liability or obligation of the Joint Venture, Solutia or FMC under this Section 27.7 and no future liability or obligation shall be incurred under this Section 27.7.

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the date hereof, in the case of Solutia, subject to entry of the Agreement Approval Order (as defined in the Owners Agreement) as a Final Order (as defined in the Asset Purchase Agreement), that: (a) this Amendment has been duly authorized by all necessary corporate action by such Party, (b) no consents are necessary from any third Person for such Party’s execution, delivery and performance of this Amendment which have not been obtained, and (c) this Amendment constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors’ rights generally or by the application of equity principles.

4. Effect of Amendment. This Amendment shall become effective automatically upon the Purchase Closing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Joint Venture Agreement, nor constitute a waiver of any provision of the Joint Venture Agreement. Each reference in the Joint Venture Agreement and in this Amendment to “the Joint Venture Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Joint Venture Agreement as amended by this Amendment (except as expressly stated otherwise). Except as may be expressly set forth in this Amendment, the execution and delivery of this Amendment shall not supercede any understandings of the Parties or the Joint Venture entered into since the date of the Agreement (including, without limitation, the Asset Purchase Agreement, the Owners Agreement or the Pocatello Shutdown Agreement, or any documents referred to in any of the foregoing), nor shall it bring down or make current any representation, warranty, covenant or agreement of the Parties or the Joint Venture.

5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York without giving effect to choice or conflicts of law principles thereunder.

6. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

7. No Effect on Claims. THE PARTIES HERETO HEREBY AGREE AND ACKNOWLEDGE THAT NOTHING IN THIS AMENDMENT SHALL IN ANY WAY IMPACT, INTERFERE WITH, PREJUDICE OR NEGATE ANY EXISTING, PENDING OR CLAIMS ARISING FROM EVENTS PRIOR TO THE DATE OF THIS AMENDMENT, CAUSES OF ACTION OR LITIGATION, OR ANY POTENTIAL CLAIMS, CAUSES OF ACTION OR LITIGATION RELATED THERETO, AMONG OR BETWEEN ASTARIS, FMC AND/OR SOLUTIA.

8. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

SOLUTIA INC.

By:	/s/ DAVID P. MCCOOL
Print Name:	David P. McCool
Title:	Vice President and Deputy General Counsel

FMC CORPORATION

By:	/s/ D. MICHAEL WILSON
Print Name:	D. Michael Wilson
Title:	Vice President